Exhibit 8.2

Seaport World Trade Center West
155 Seaport Boulevard
Boston, MA 02210-2600

617 832 1000 main
617 832 7000 fax
January 12, 2009
Benjamin Franklin Bancorp, Inc.
58 Main Street
Franklin, Massachusetts 02038

Re:	Mergers pursuant to the Second Amended and Restated Agreement and Plan of
Merger dated January 12, 2009 by and among Independent Bank Corp., Independent
Acquisition Subsidiary, Inc., Rockland Trust Company, Benjamin Franklin Bancorp, Inc.,
and Benjamin Franklin Bank
Ladies and Gentlemen:
     We have acted as counsel to you, Benjamin Franklin Bancorp, Inc., a Massachusetts corporation (“Company”), in connection with the filing of a registration statement on Form S-4 (the “Registration Statement”), which includes the Proxy Statement/Prospectus of Company and Independent Bank Corp., a Massachusetts corporation (“Buyer”) relating to the Second Amended and Restated Agreement and Plan of Merger (the “Agreement”), dated as of January 12, 2009 by and among Buyer, Independent Acquisition Subsidiary, Inc., a Massachusetts corporation and wholly owned subsidiary of Buyer (“Merger Sub”), Rockland Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Buyer, Company, and Benjamin Franklin Bank, a Massachusetts-chartered savings bank and wholly owned subsidiary of the Company. Pursuant to the Agreement, Company will merge with Merger Sub with Company as the surviving corporation (the “Merger”) and then, as part of a single integrated transaction with the Merger, Company will merge with and into Buyer with Buyer as the surviving corporation (the “Final Merger,” and considered together with the First Merger as a single integrated transaction, the “Mergers”). Except as otherwise provided herein, capitalized terms used but not defined herein have the respective meanings ascribed to them in the Agreement and the schedules and exhibits thereto.
     In our capacity as counsel to Company in the Mergers, and for purposes of rendering our opinion, we have examined and relied upon the Agreement and the schedules and exhibits thereto, the Registration Statement, statements made in representation letters that have been delivered to us by Buyer, Merger Sub and Company, and such other documents as we deemed necessary to render the opinion expressed below (collectively, the “Documents”). We have assumed that any factual information, descriptions, representations or assumptions contained in the Documents are, and will continue to be, true, correct and complete, and any representation made in any of the Documents “to the best of the

Benjamin Franklin Bancorp, Inc.
January 12, 2009

knowledge and belief” (or similar qualification) of any person or party is, and will continue to be, true, correct and complete without such qualification. We have not attempted to verify independently such factual information, descriptions, representations or assumptions.
     In our examination we have further assumed that: (i) the Mergers will be consummated in accordance with the terms of the Agreement without any waiver, breach or amendment thereof; (ii) each entity that is a party to any of the Documents has been duly organized under the laws of its jurisdiction of organization, is validly existing and in good standing under such laws, and is duly qualified and in good standing in each jurisdiction in which it is required to be qualified to engage in the transactions contemplated by the Documents; (iii) each such entity has full power, authority, capacity, and legal right to enter into and perform the terms of the Documents and the transactions contemplated thereby; (iv) the copies or originals of the Documents furnished to us are authentic (if originals) or accurate (if copies); (v) those Documents that are contracts or instruments are enforceable and effective in accordance with their terms against all parties thereto, all signatures are genuine and all signatories have the legal authority to act in such capacity; (vi) no default exists under any of the Documents; (vii) the business and affairs of each of the entities that is a party to any of the Documents will be conducted in accordance with the Documents and all relevant laws; and (viii) no actions will be taken, no change in any of the Documents will occur, and no other events will occur, after the date hereof, that would have the effect of altering the facts, Documents, or assumptions upon which this opinion is based.
     The opinion expressed herein is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department proposed, temporary, and final regulations, judicial decisions, and rulings and administrative interpretations of the Internal Revenue Service, as each of the foregoing exists on the date hereof. Our opinion is not binding on the Internal Revenue Service or a court of law, and no assurance can be given that legislative or administrative action or judicial decisions that differ from our opinion will not be forthcoming. Any such differences could be retroactive to transactions or business operations prior to such action or decisions. Nevertheless, we undertake no responsibility to advise you of any developments in the application or interpretation of the income tax laws of the United States after the Mergers are effected.
     We express no opinion as to the United States federal income tax consequences of the Mergers other than that described below, as to the effect of the Mergers on prior transactions, or as to any state, local or foreign income or other tax consequences with respect to the Mergers. Without limiting the generality of the foregoing, we note that we do not express any opinion regarding the tax consequences of the Mergers to holders of Company common stock that are subject to special tax rules, nor do we express any opinion regarding the tax consequences of the Mergers arising in connection with the ownership of options or warrants to purchase any capital stock of Company.
     On the basis of, and subject to, the foregoing, and in reliance upon the representations and assumptions described herein, we are of the opinion, as of the date hereof and under existing law, that, for United States federal income tax purposes, the discussion contained in

Benjamin Franklin Bancorp, Inc.
January 12, 2009

the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” to the extent that it purports to describe provisions of federal income tax law or legal conclusions with respect thereto, is correct in all material respects as of the date hereof, subject to the assumptions, exceptions, limitations and qualifications described therein. If any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is untrue, incorrect or incomplete, our opinion might be adversely affected and may not be relied upon.
     In rendering this opinion, we have assumed that Hogan & Hartson LLP, in its capacity as counsel to Buyer, has delivered to Buyer, and has not withdrawn, an opinion that is substantially similar to this one.
     We are furnishing this opinion to you solely for the purpose of filing the opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to such filing and to the references to our firm under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is not to be relied upon, used, circulated, quoted, or otherwise referred to for any other purpose or by any other person or entity without our prior written consent. We undertake no responsibility to update or supplement this letter.

Very truly yours,

FOLEY HOAG llp

BY:	/s/ Nicola M. Lemay

A PARTNER